Legg Mason Capital Markets
(A Carve-out Entity)

For the fiscal year ended
March 31, 2005

COMBINED FINANCIAL STATEMENTS

Legg Mason Capital Markets
(A Carve-out Entity)
TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	1
Financial Statements:
Combined Balance Sheets	2
Combined Statements of Income	3
Combined Statements of Cash Flows	4
Notes to Combined Financial Statements	5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

______

To the Management of Legg Mason, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of income and cash flows present fairly, in all material respects, the financial position of Legg Mason Capital Markets (the "Combined Company") at March 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Combined Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, on September 12, 2005, Stifel Financial Corp. announced that it had agreed to acquire the Combined Company.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

November 10, 2005

Legg Mason Capital Markets
(A Carve-out Entity)
COMBINED BALANCE SHEETS
(Dollars in thousands)

	March 31,
	2005	2004
Assets
Cash and cash equivalents	$ 12,452	$ 15,598
Receivables:
Investment banking receivables	8,627	18,761
Others	690	81
Due from affiliates	104,194	69,749
Note receivable from Legg Mason, Inc.	750	750
Trading assets, at fair value (Note 2)	186,634	109,032
Investment securities, at fair value	2,761	289
Equipment and leasehold improvements, net	3,526	4,508
Other	6,859	2,408
Total Assets	$ 326,493	$ 221,176
Liabilities and Equity
Liabilities:
Trading liabilities, at fair value (Note 2)	$ 177,180	$ 93,920
Accrued compensation	27,348	27,917
Accounts payable and accrued expenses	2,942	3,131
Income taxes payable	20,213	22,538
Other	7,147	10,228
Total Liabilities	234,830	157,734
Equity:
Contributed capital	6,889	6,889
Retained earnings	84,774	56,553
Total Equity	91,663	63,442
Total Liabilities and Equity	$ 326,493	$ 221,176

See accompanying notes to combined financial statements

Legg Mason Capital Markets
(A Carve-out Entity)
COMBINED STATEMENTS OF INCOME
(Dollars in thousands)

	Years Ended March 31,
	2005	2004	2003
Revenues
Commissions	$ 78,771	$ 70,251	$ 69,075
Principal transactions	68,919	71,828	68,096
Investment banking	88,283	88,554	65,256
Interest	7,652	5,652	5,466
Other	8,344	2,094	94
Total revenues	251,969	238,379	207,987
Interest expense	1,946	1,354	1,211
Net revenues	250,023	237,025	206,776

Non-Interest Expenses
Compensation and benefits	136,995	133,086	115,756
Communications and technology	13,276	12,152	11,010
Consulting fees	11,149	4,492	4,502
Floor brokerage and clearing fees	6,342	6,594	4,366
Travel and entertainment	6,331	5,789	5,014
Occupancy	4,736	4,941	4,055
Administrative service fee	15,619	15,127	11,697
Other	8,261	5,393	5,290
Total non-interest expenses	202,709	187,574	161,690
Earnings Before Income Taxes Provision	47,314	49,451	45,086
Income tax provision	19,093	19,815	18,169
Net Earnings	$ 28,221	$ 29,636	$ 26,917

See accompanying notes to combined financial statements

Legg Mason Capital Markets
(A Carve-out Entity)
COMBINED STATEMENTS OF CASH FLOWS

(Dollars in thousands)
	Years Ended March 31,
	2005	2004	2003
Cash Flows From Operating Activities:
Net earnings	$ 28,221	$ 29,636	$ 26,917
Non-cash items included in net earnings:
Depreciation and amortization	1,664	1,535	1,513
Unrealized gain/loss	(2,664)	539	1,706
Net changes in assets:
Investment banking receivables	10,134	(10,482)	4,049
Due from affiliates	(34,445)	(51,091)	(17,524)
Other receivables	(609)	11	122
Trading assets	(77,602)	(26,732)	(43,404)
Other assets	(4,451)	(1,134)	1,877
Net changes in liabilities:
Accounts payable and accrued expenses	(189)	12	656
Trading liabilities	83,260	53,542	12,042
Accrued compensation	(569)	3,280	(984)
Income taxes payable	(2,325)	2,895	19,643
Other liabilities	(3,081)	3,175	(1,259)
Cash (Used for) Provided by Operating Activities	(2,656)	5,186	5,354
Cash Flows From Investing Activities:
Purchases of equipment and leasehold improvements, net	(682)	(2,868)	(1,710)
Proceeds from (purchases of) investment securities	192	1,048	(117)
Cash Used for by Investing Activities	(490)	(1,820)	(1,827)
Net Increase in Cash and Cash Equivalents	(3,146)	3,366	3,527
Cash and Cash Equivalents at Beginning of Year	15,598	12,232	8,705
Cash and Cash Equivalents at End of Year	$ 12,452	$ 15,598	$ 12,232

See accompanying notes to combined financial statements

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

1. Summary of Significant Accounting Policies

Organization and Basis of Presentation

On June 23, 2005, Legg Mason, Inc. signed a definitive agreement with Citigroup that involves the sale of the capital markets business to Citigroup. On September 12, 2005, Citigroup announced that it entered into an agreement with Stifel Financial Corp. ("Stifel") to sell businesses comprising Legg Mason Capital Markets to Stifel. Both transactions are expected to be consummated in December 2005. Under the terms of the transaction, Stifel will pay Citigroup an amount equal to the net book value of assets being acquired, primarily fixed assets and securities inventories, plus a premium of up to $37 million. Of that premium, $7 million will be paid in cash at closing with the balance of up to $30 million being a potential earn-out payment by Stifel to Citigroup, based on performance of the combined capital markets business for Stifel for calendar years 2006, 2007 and 2008. The accompanying combined financial statements reflect the revenues and expenses and assets and liabilities attributed to the Combined Company, irrespective of whether the assets or liabilities giving rise to such revenues and expenses were transferred to or assumed by the buyer.

The accompanying combined financial statements of Legg Mason Capital Markets (the "Combined Company") reflect the combined accounts of the capital markets and securities brokerage businesses of Legg Mason, Inc., excluding those portions retained by Citigroup Inc. ("Citigroup"), which is comprised of:

    The capital markets business of Legg Mason Wood Walker, Incorporated ("LMWW"), a wholly owned subsidiary of Legg Mason, Inc. and a registered broker-dealer in securities under the Securities and Exchange Act of 1934. The business consists of LMWW's institutional equity and taxable fixed income sales and trading and corporate investment banking.
    Legg Mason Limited ("LML"), a wholly owned subsidiary of Legg Mason, Inc., based in the United Kingdom ("UK") and regulated by the Financial Services Authority, that acts as an introducing securities broker servicing principally UK and European institutional clients.
    Legg Mason Mortgage Capital Corporation ("LMMCC"), a wholly owned subsidiary of Legg Mason, Inc. that specializes in net leased real estate transactions.

The combined financial statements reflect the results of operations, financial position and cash flows of the businesses described above. All material transactions between entities comprising the Combined Company have been eliminated. The Combined Company is reflected as an introducing broker-dealer for which all securities transactions are cleared by LMWW. For purposes of presenting the combined financial statements, allocations were required to determine the assets, liabilities and operations attributable to the Combined Company. These allocations were based on various factors, including specific identification and headcount. Management believes that the allocation methodology was reasonable. However, expenses allocated to the Combined Company are not necessarily indicative of the expenses that would have been incurred on a stand-alone basis nor are they indicative of costs that may be charged in the future. These combined financial statement have been prepared on the accrual basis of accounting.

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

Use of Estimates

The combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make assumptions and estimates that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from those estimates and the differences could have a material impact on the combined financial statements.

Cash Equivalents

Cash equivalents, other than those used for trading purposes, are highly liquid investments with original maturities of 90 days or less.

Fair Value

All financial instruments are reflected in the financial statements at fair value or amounts that approximate fair value.

Securities Transactions

Commission revenues and related expenses for transactions with customers are recorded on a trade date basis.

Financial Instruments

Substantially all financial instruments are reflected in the combined financial statements at fair value or amounts that approximate fair value. Trading assets, Investment securities and Trading liabilities on the Combined Balance Sheets include forms of financial instruments.

Financial instruments used in trading activities are generally recorded on a trade date basis and carried at fair value with unrealized gains and losses reflected in current period earnings. However, securities transactions that are scheduled to settle beyond the normal settlement date are considered forward contracts and, therefore, are not reflected in trading assets or liabilities. However, unrealized gains and losses on these securities are reflected in Trading assets and Trading liabilities and current period earnings. Realized gains and losses for all investments are also included in current period earnings.

For Trading assets and Trading liabilities, fair values for equity securities are generally determined by using prices from independent sources such as external pricing services, broker or dealer price quotations, and closing market prices for listed instruments, when available. Fixed income securities are valued using external pricing services, third-party broker or dealer price quotations, or traders' estimates based on spreads to actively traded benchmark debt instruments with readily available market prices. Traders' estimates are compared to external pricing services to verity that there are no material variations, either individually or in the aggregate, and further verified through comparison to actual values realized.

In instances where a security is subject to transfer restrictions, the value of the security is based primarily on the quoted price of the same security without restriction, but may be reduced by an amount to reflect such restrictions. In addition, even where the value of a security is derived from an independent market price or broker or dealer quote, certain assumptions may be required to determine the fair value.

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

Management of the Combined Company assumes that the size of positions that it holds in securities would not be large enough to affect the quoted price of the securities sold, and that any such sale would happen in an orderly manner. However, these assumptions may be incorrect and the actual value received upon disposition could be different from the current carrying value.

For investments in illiquid and privately held securities for which market prices or quotations are not readily available, the determination of the fair value requires management to estimate the value of the security based upon available information. As of March 31, 2005, Investment securities represent privately held investments that are valued based upon management's assumptions or estimates. As of March 31, 2004, Investment securities represent publicly held investments that are valued based upon quoted market prices.

Foreign currencies

Assets and liabilities of foreign subsidiaries that are denominated in non U.S. dollar functional currencies are translated at exchange rates as of the Combined Balance Sheet dates. Revenues and expenses are translated at average exchange rates during the period. Any resulting foreign exchange differences are not material to the Combined Company.

Investment Banking

Underwriting revenues and fees from advisory assignments are recorded when the underlying transaction is substantially completed under the terms of the engagement and the amounts are determined to be realizable. Expenses related to securities offerings in which the Combined Company acts as principal or agent are deferred until the related revenue is recognized or the offering is deemed unlikely. Expense reimbursements related to advisory activities are recorded as a reduction of related expenses. The reimbursable expenses are reviewed for impairment at each reporting date.

Depreciation and Amortization

Equipment consists primarily of communications and technology hardware and software and furniture and fixtures. Equipment and leasehold improvements are recorded at cost, net of accumulated depreciation and amortization of $5,548 and $5,150 at March 31, 2005 and 2004, respectively. Depreciation and amortization are determined by use of the straight-line method. Equipment is depreciated over the estimated useful life of the asset, which ranges from three to eight years. Leasehold improvements are amortized using the straight-line method over the remaining life of the lease. Maintenance and repair costs are expensed as incurred.

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

Consulting Fees

Consulting fees represent fees paid to consultants for services related to the Combined Company's sales and trading activities in the UK and other European branches.

Stock-Based Compensation

Certain employees participate in stock-based compensation plans including stock options, employee stock purchase and deferred compensation plans.

During fiscal 2004, Legg Mason adopted the fair value method of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," prospectively for all stock options granted and stock purchase plan transactions after April 1, 2003, using the Black-Scholes option pricing model. Under the prospective method allowed under SFAS No. 148, compensation expense is recognized based on the fair value of stock options granted after April 1, 2003 over the applicable vesting period.

No compensation expense is recognized for stock options granted prior to April 1, 2003. Pro forma results, as if compensation expense associated with all option grants (regardless of grant date) and the stock purchase plan were recognized over the vesting period, are reflected below:

	2005	2004	2003
Net earnings, as reported	$28,221	$29,636	$26,917
Add: stock-based compensation included in reported net earnings, net of taxes	967	1,227	-
Less: stock-based compensation, net of taxes	(3,822)	(4,787)	(3,976)
Pro forma net earnings	$25,366	$26,076	$22,941

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

2. Trading Assets and Liabilities, at Fair Value

Securities positions used in Legg Mason Capital Markets' trading activities consist of the following at March 31:

Trading assets:	2005	2004
U.S. government and agencies	$ 119,203	$ 90,328
Corporate debt	66,458	13,830
Equities and other	973	4,874
Total	$ 186,634	$109,032

Trading liabilities:	2005	2004
U.S. government and agencies	$ 175,020	$ 81,625
Corporate debt	1,455	12,087
Equities and other	705	208
Total	$ 177,180	$ 93,920

3. Related Party Transactions

LMMCC has a $750 non-interest bearing demand note receivable from Legg Mason, Inc. This demand note represents a capital contribution from Legg Mason, Inc. to LMMCC. Due to the nature of the note being other than an arm's-length transaction, and Legg Mason, Inc.'s ability to pay the note on demand, the Combined Company believes the carrying value of $750 approximates its fair value.

Operational allocations

All securities transactions are cleared for the Combined Company by LMWW on a fully disclosed basis. The cost of these services is included in Floor brokerage and clearing fees on the Combined Statements of Income. The amount of Floor brokerage and clearing fees incurred through LMWW are $1,667, $1,817 and $1,443 for the years ended March 31, 2005, 2004 and 2003, respectively.

Interest income reflects allocations from LMWW, based on average margin balances, for interest earned on loans extended to customers of the Combined Company. In addition, interest income also reflects an allocation, based on profitability, of interest earned on excess funds invested by Legg Mason, Inc. and LMWW.

Interest expense reflects an allocation from Legg Mason, Inc. and LMWW for the cost of funds used to invest in the business of the Combined Company, primarily trading assets, as well as an allocation, based on average margin balances, of the cost of extending customer margin loans.

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

Administrative allocations

In addition, LMWW also provides the Combined Company with certain administrative support, including legal and compliance, accounting and tax processing and reporting, regulatory reporting, human resources, and information technology services. LMWW also acts as the disbursing agent for the Combined Company in the payment of compensation and other expenses and as a receiving agent in the collection of revenue. Charges incurred under this arrangement are reported as Administrative service fee in the Combined Statements of Income. The net of amounts received and paid by LMWW is included in Due from affiliates in the Combined Balance Sheets.

The allocation methodologies used by the Combined Company were based on numerous factors, including headcount and level of effort. The use of different allocation methodologies could yield different results. The following amounts related to allocated services were included in the accompanying Combined Statements of Income:

	2005	2004	2003
Technology	$ 5,450	$ 4,070	$ 1,810
Accounting and Legal/Compliance	3,884	3,461	2,733
Other administrative support	6,285	7,596	7,154
Total	$ 15,619	$15,127	$11,697

4. Commitments and Contingencies

In the normal course of business, the Combined Company enters into contracts that contain a variety of representations and warranties, and which provide general indemnifications. The Combined Company's maximum exposure under these agreements is unknown, as this would involve future claims that may be made against the Combined Company that have not yet occurred.

The Combined Company has been named as a defendant in various legal actions arising primarily from investment banking activities, including certain class actions, which primarily allege violations of securities laws and seek unspecified damages, which could be substantial. In accordance with Statement of Financial Accounting Standards No. 5 "Accounting for Contingencies", the Combined Company has established provisions for estimated losses from pending legal actions. While the ultimate resolution of these matters cannot currently be determined, in the opinion of management, after consultation with legal counsel, the Combined Company does not believe that the resolution of these matters will have a material adverse effect on the Combined Company's financial condition. However, the results of operations could be materially affected during any period if liabilities in that period differ from the Combined Company's prior estimates, and the Combined Company's cash flows could be materially affected during any period in which these matters are resolved. As of March 31, 2005 and 2004, the Combined Company's liability for losses and contingencies was $700.

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

The Combined Company occupies the majority of its office space under non-cancelable operating leases with LMWW as the lessee. Occupancy costs are allocated by LMWW to the Combined Company based on the amount of space occupied. These expenses are reported under Occupancy on the Combined Statements of Income. Certain branches of LML occupy office space under non-cancelable operating leases with LML as the lessee. These leases expire on various dates through fiscal 2010. Rental expense under these operating leases was $3,533, $3,573 and $2,962 for fiscal 2005, 2004 and 2003, respectively. Certain leases provide for renewal options and contain escalation clauses providing for increased rental commitments. Legg Mason, Inc. guarantees these non-cancelable operating leases. As of March 31, 2005, the minimum annual aggregate rentals for the fiscal periods are as follows:

2006	$ 625
2007	677
2008	545
2009	458
2010	259
Thereafter	15
Total	$2,579

5. Income Taxes

The U.S. operations of the Combined Company are included in Legg Mason, Inc.'s U.S. federal income tax return, and the business attributable to LMWW is included in separate state income tax returns filed by LMWW. LML files separate tax returns in the United Kingdom, Spain, Switzerland and the United States. The Combined Company's allocable share of federal and state income taxes, in addition to its foreign income taxes, are recorded as income tax provision on the Combined Statements of Income and taxes payable in Other liabilities on the Combined Balance Sheets. The income tax provision was determined as if the Combined Company filed separate returns. Income taxes payable is settled through an intercompany settlement process with Legg Mason, Inc. on an annual basis.

The components of income tax expense are as follows:

	2005	2004	2003
Federal	$15,101	$15,205	$13,888
Foreign	692	1,261	1,094
State and local	3,300	3,349	3,187
	$19,093	$19,815	$18,169
Current	$19,989	$20,369	$17,642
Deferred	(896)	(554)	527
	$19,093	$19,815	$18,169

Legg Mason Capital Markets
(A Carve-out Entity)
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

A reconciliation of the difference between the effective income tax rate and the statutory federal income tax rate is as follows:

	2005	2004	2003
Taxes at statutory rates	$16,560	$17,308	$15,780
State income taxes, net of federal income tax benefit	2,145	2,177	2,071
Other non-deductible expenses	388	330	318
	$19,093	$19,815	$18,169

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the Combined Balance Sheets. These temporary differences result in taxable or deductible amounts in future years. Details of the Combined Company's deferred tax assets and liabilities, which are included in Other assets and Other liabilities, respectively, on the Combined Balance Sheets, follow:

	2005	2004
Deferred tax assets:
Accrued compensation and benefits	$2,122	$ 864
Accrued expenses	782	730
Depreciation	-	374
	$2,904	$1,968
Deferred tax liabilities:
Depreciation	$ 31	$ -
Other	105	96
	$ 136	$ 96
Net deferred tax asset	$2,768	$1,872